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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement No.333-_________ on Form S-3 of our report dated February 9, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in Delhaize America, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

August 2, 2000